AMENDMENT TO SCHEDULE A

TO THE

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

CORGI ETF TRUST I

Effective September 14, 2026

Pursuant to Article IV, Section 1(b) of the Amended and Restated Agreement and Declaration of Trust of Corgi ETF Trust I, a Delaware statutory trust (the “Trust”), effective April 23, 2026 (the “Declaration”), the Board of Trustees of the Trust adopted resolutions on June 19, 2026 creating the following Series and adding them to Schedule A of the Declaration. Each Series listed below shall have a single Class of Shares designated as “ETF Shares.”

Fund (Class A "ETF Shares")
Corgi MANGOS ETF
Corgi Advanced Packaging ETF
Corgi Power Semiconductor ETF
Corgi 800VDC Power ETF
Corgi Semiconductor Substrates & Materials ETF
Corgi AI Infrastructure Bottlenecks ETF
Corgi Compound Semiconductor Substrates ETF
Corgi AI Photonics ETF
Corgi HBM ETF
Corgi AI Power & Grid Infrastructure ETF
Corgi AI Data Center Cooling ETF
Corgi AI Connectors & Interconnect ETF
Corgi Neocloud ETF
Corgi Data Center Construction ETF
Corgi Rare Earths & Critical Minerals ETF
Corgi AI Infrastructure Outliers ETF
Corgi Bloomberg 500 ETF
Corgi Bloomberg 500 Growth ETF
Corgi Bloomberg 500 Value ETF
Corgi Bloomberg 3000 ETF
Corgi Bloomberg U.S. Mid Cap ETF
Corgi Bloomberg 500 Equal Weight ETF
Corgi Bloomberg U.S. 100 ETF
Corgi Bloomberg 2000 ETF
Corgi Bloomberg 2000 Growth ETF
Corgi Bloomberg 2000 Value ETF
Corgi Bloomberg U.S. Multifactor ETF
Corgi Bloomberg U.S. Low Volatility ETF
Corgi Bloomberg U.S. Quality ETF
Corgi Bloomberg U.S. Momentum ETF
Corgi Bloomberg 500 Dividend ETF
Corgi Bloomberg 1000 Dividend Growth ETF
Corgi Bloomberg U.S. Mid Cap Dividend ETF
Corgi Money Market ETF
Corgi Robotics Enablers ETF
Corgi Sensing & Perception ETF
Corgi Grid & Electrification ETF
Corgi Semiconductor Foundry & Capex Cycle ETF
Corgi Co-Packaged Optics ETF
Corgi Ex-US AI Enablers ETF
Corgi Munificent 7 ETF
Corgi Edge AI Chip ETF
Corgi Water Technology ETF
Corgi Semiconductor Process Materials ETF
Corgi Autonomous Vehicle ETF
Corgi Specialty Semiconductor Equipment ETF
Corgi AI Training Data ETF
Corgi Ratings & Exchanges ETF
Corgi Transport Tollbooth ETF
Corgi Large Language Model ETF
Corgi FTSE 7-10 Year U.S. Treasury Bond ETF
Corgi FTSE 10-20 Year U.S. Treasury Bond ETF
Corgi FTSE 20+ Year U.S. Treasury Bond ETF
Corgi FTSE U.S. Treasury Bond ETF
Corgi FTSE U.S. TIPS Bond ETF
Corgi FTSE U.S. Aggregate Bond ETF
Corgi FTSE U.S. IG Corporate Bond ETF
Corgi FTSE 5–10 Year IG Corporate Bond ETF
Corgi FTSE 10+ Year IG Corporate Bond ETF
Corgi FTSE Aaa–A Intermediate Corporate Bond ETF
Corgi FTSE BBB Rated Corporate Bond ETF
Corgi FTSE High Yield Corporate Bond ETF
Corgi FTSE Fallen Angels Bond ETF
Corgi FTSE U.S. MBS Bond ETF
Corgi FTSE Intermediate Government/Credit Bond ETF
Corgi FTSE National Municipal Bond ETF
Corgi FTSE Short-Term National Municipal Bond ETF
Corgi FTSE California Municipal Bond ETF
Corgi FTSE New York Municipal Bond ETF
Corgi FTSE EM USD Sovereign Bond ETF
Corgi FTSE EM Local Currency Sovereign Bond ETF
Corgi FTSE EM USD Corporate Bond ETF
Corgi FTSE International Developed Corporate Bond ETF
Corgi FTSE International DM Sovereign Bond ETF
Corgi MANGOS 2x Daily ETF
Corgi Bloomberg U.S. Biotech ETF
Corgi Bloomberg U.S. Infrastructure Development ETF
Corgi Bloomberg U.S. Homebuilders ETF
Corgi Bloomberg U.S. Semiconductor ETF
Corgi Bloomberg U.S. Industrials ETF
Corgi Bloomberg U.S. Energy ETF
Corgi Bloomberg U.S. Communication Services ETF
Corgi Bloomberg U.S. Consumer Discretionary ETF
Corgi Bloomberg U.S. Consumer Staples ETF
Corgi Bloomberg U.S. Financials ETF
Corgi Bloomberg U.S. Health Care ETF
Corgi Bloomberg U.S. Real Estate ETF
Corgi Bloomberg U.S. REIT ETF
Corgi Bloomberg Free Cash Flow ETF
Corgi Bloomberg Micro-Cap ETF
Corgi Bloomberg Gold Miners ETF

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Schedule A on behalf of the Trust, effective as of September 14, 2026.

CORGI ETF TRUST I

By: /s/ Emily Z. Yuan

Name: Emily Z. Yuan

Title: President; Principal Executive Officer